                                                                             Exhibit 10.1

AMENDMENT NO. 2 TO
STOCK PURCHASE AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Stock Purchase Agreement dated as of February 27, 2005 by and between Millennium Cell Inc., a Delaware corporation (the “Company”) and The Dow Chemical Company (the “Purchaser”) (as previously amended, together with all exhibits, schedules and attachments thereto and made a part thereof, the “Stock Purchase Agreement”), is made as of the 30th day of May 2006, by and between the Company and the Purchaser. The Company and the Purchaser also may be referred to herein individually as a “Party” or collectively as the “Parties”.

Recitals

WHEREAS, the Parties entered into the Stock Purchase Agreement; and

WHEREAS, on May 3, 2006, the Company achieved Milestone 1 under the Joint Development Agreement dated as of April 25, 2005 by and between the Company and the Purchaser;

WHEREAS, the Purchaser has provided the Company with notice of its intent to pay the Company an amount equal to the Minimum Series B Investment at and as part of the Second Closing; and

WHEREAS, in connection with the Second Closing the Parties desire to amend certain provisions of the Stock Purchase Agreement, all as more fully set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1.  Definitions. Capitalized terms used in this Amendment but not defined herein shall have the meanings specified in the Stock Purchase Agreement.

Section 2.  Amendments to Section 1.10.

The definition of “Milestone Target Payment Date” in Section 1.10 is hereby deleted in its entirety and replaced by the following:

“Milestone Target Payment Date” means the target payment date applicable to each Milestone set forth in the following table (the actual payment to occur on the applicable Closing Date (as defined above)):

Milestone	Milestone Target Payment Date
Milestone 1	Either (x) on the date 30 days following the achievement of Milestone 1 or (y) if Milestone 1 is achieved prior to September 15, 2005, on October 15, 2005
Milestone 2	On the date 65 days following the achievement of Milestone 2; provided, however, that in no event will the Milestone Target Payment Date with respect to Milestone 2 occur prior to January 31, 2007
Milestone 3	On the date 65 days following the achievement of Milestone 3; provided, however, that in no event will the Milestone Target Payment Date with respect to Milestone 3 occur prior to July 30, 2007
Milestone 4	On the date 65 days following the achievement of Milestone 4; provided, however, that in no event will the Milestone Target Payment Date with respect to Milestone 4 occur prior to August 31, 2008

; provided, however, if any Milestone Target Payment Date occurs on a day that is not a Business Day, then such Milestone Target Payment Date shall automatically be deemed the next Business Day.

Section 3.  Amendment to Section 3.3. Section 3.3 is hereby deleted in its entirety and replaced by the following:

This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Preferred Shares to be acquired by the Purchaser at each applicable Closing, when so acquired by Purchaser, will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof except pursuant to an effective registration statement under the Securities Act or in accordance with an exemption from the registration requirements of the Securities Act. By executing this Agreement, the Purchaser further represents that, with respect to the Preferred Shares to be acquired at such Closing, the Purchaser does not currently and, at the time of such Closing, will not have, any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Preferred Shares acquired by the Purchaser at the applicable Closing. The Purchaser has not been formed for the specific purpose of acquiring the Preferred Shares. The Parties agree and acknowledge that at each Closing the Purchaser is making the representations contained in this Section 3.3 with respect to the Preferred Shares to be acquired at such Closing as opposed to any Preferred Shares acquired in connection with any previous Closings.

Section 4.  Amendment to Section 4.6(a).  Section 4.6(a) is hereby amended by adding the following sentence at the end of that section:

It is understood and agreed that for purposes of the foregoing, all Preferred Stock and Common Stock owned by the Purchaser ( and not just Preferred Stock received pursuant to the First Closing or Common Stock issued upon conversion of such Preferred Stock) shall be included for purposes of determining the number of shares owned.

Section 5.  Amendment to Section 4. Section 4 is hereby amended by inserting the following sections at the end of the current Section 4:

Section 4.11 Publicity/Press Releases. Neither Party will make or issue any press release, announcement or any other public disclosure regarding any Closing pursuant to this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that either Party may make such disclosure (A) if it is advised by counsel that such disclosure is legally required under applicable law or the rules of any securities exchange on which such Party is listed and (B) such Party provides as much advance notice as possible to the other Party of such disclosure and, in any event, an opportunity to review and comment on such proposed disclosure prior to disclosure thereof. Upon consummation of the Second Closing, the Company will issue a press release in the form attached hereto as Schedule 4.11.

Section 4.11 Removal of Restrictive Legend. Within five (5) Business Days of receipt of an opinion of counsel of Purchaser reasonably satisfactory to the Company and its outside counsel opining that a proposed sale of any of the Preferred Shares or shares of Common Stock issuable upon conversion of the Preferred Shares or the exercise of any Warrant is exempt from registration under the Securities Act, the Company shall remove the restrictive legend from the certificate or certificates representing the Preferred Shares or shares of Common Stock which are proposed to be sold in such transaction and issue the Purchaser a new unlegended stock certificate representing the applicable Preferred Shares or shares of Common Stock; provided, however, that, if after giving effect to such transaction, such shares would be subject to transfer restrictions under the Securities Act, the certificate to be issued in the new holders name may contain such legend.

Section 6.  Amendment to Section 9.1. Section 9.1 is hereby amended by inserting the following as subsection (c) of Section 9.1:

(c)  the representations and warranties in Section 3.3 shall survive for one year following the applicable Closing.

Section 7.  Limited Amendment. Except as specifically provided in this Amendment and as the context of this Amendment otherwise may require to give effect to the intent and purposes of this Amendment, the Stock Purchase Agreement shall remain in full force and effect without any other amendments or modifications.

Section 8.  Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation of this Amendment.

Section 9.  Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Delaware (without regard to the choice of law provisions thereof).

Section 10.  Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each Party shall have received a counterpart hereof signed by the other Parties. Each Party may execute this Amendment on a facsimile of this Amendment. In addition, facsimile signatures of authorized signatories of any Party shall be valid and binding, and delivery of a facsimile signature by such Party shall constitute due execution and delivery of this Amendment.

Section 11.  Construction. The Parties have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Amendment.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MILLENNIUM CELL INC.

By:   /s/John D. Giolli
    Name: John G. Giolli
Title: Chief Financial Officer

THE DOW CHEMICAL COMPANY

By:      /s/Fernando Ruiz
    Fernando Ruiz
Corporate Vice President and Treasurer

Schedule 4.11

PRESS RELEASE
See Exhibit 99.1 to this Current Report on Form 8-K